UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 21, 2020

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of The Estée Lauder Companies Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021 (fiscal 2021). Several firms were invited to participate in this process including KPMG LLP (“KPMG”), which has served as the Company’s independent registered public accounting firm since 2002.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on February 21, 2020, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm; this dismissal will be effective upon the completion of KPMG’s audits and the issuance of its reports on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for the Company’s fiscal year ended June 30, 2020 (fiscal 2020) to be included in the Company’s Form 10-K for fiscal 2020.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2019 (fiscal 2019) and June 30, 2018 (fiscal 2018) did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s fiscal 2019 audit report contained an explanatory paragraph stating that “As discussed in Note 13 to the consolidated financial statements, the Company has changed its method of accounting for revenue and related costs effective July 1, 2018 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.”

KPMG’s audit reports on the effectiveness of internal control over financial reporting as of June 30, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2019 and June 30, 2018, and in the subsequent interim period through February 21, 2020, (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated February 26, 2020 is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, on February 21, 2020, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm, contingent upon the execution of an engagement letter following completion of PwC’s client acceptance procedures. PwC’s appointment will be for the Company’s fiscal year ending June 30, 2021 (fiscal 2021) and related interim periods.

During the Company’s two most recent fiscal years ended June 30, 2019 and June 30, 2018, and for the subsequent interim period through February 21, 2020, neither the Company nor anyone on its behalf consulted PwC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter of KPMG LLP, dated February 26, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: February 26, 2020	By:	/s/ Tracey T. Travis
Tracey T. Travis
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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